UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As previously disclosed, at the 2023 Annual Meeting of Stockholders of Guerrilla RF, Inc. (the “Company”) held on April 5, 2023, the Company’s stockholders granted discretionary authority to the Company’s board of directors (the “Board”) to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) through an amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation), with the exact ratio to be determined by the Board within a range of not less than 1-for-2 and not more than 1-for-20.

On April 14, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-6 reverse stock split of the shares of the Common Stock (the “Reverse Stock Split”). The Certificate of Amendment provides that the Reverse Stock Split will be effective as of 12:01 a.m. Eastern Time on April 17, 2023 (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every six (6) shares of the issued and outstanding Common Stock will be automatically converted into one (1) share of Common Stock, but without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 300,000,000 shares. The CUSIP number for the Common Stock following the Reverse Stock Split will be 40162G203.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and warrants granted by the Company. The number of shares of Common Stock deliverable upon settlement or vesting of restricted stock units will be similarly adjusted. Concurrently, the number of shares of Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan immediately prior to the Effective Time will be reduced proportionately.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on March 9, 2023. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

ITEM 8.01.  OTHER EVENTS.

On April 14, 2023, the Company issued a press release relating to the matters described in Item 5.03 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Guerrilla RF, Inc., filed with the Secretary of State of the State of Delaware on April 14, 2023.
99.1	Press Release issued by the Company on April 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: April 14, 2023	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer and Director